SECURITIES AND EXCHANGE COMMISSION

                         Washington,  D.C. 20549

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                                  FORM 8-K


                                CURRENT REPORT


          Pursuant to Section 13 or 15 (d) of the Securities Exchange
                                  Act of 1934


Date of Report (date of earliest event reported) :    June 19, 1997



                      Cover-All Technologies Inc.
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        (Exact name or registrant as specified in its charter)



             Delaware                           0-13124             13-2698053
  (State or other jurisdiction of             (Commission        (IRS Employer
   incorporation or organization)             File Number)   Identification No.)




18-01 Pollitt Drive, Fair Lawn, New Jersey         07410
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(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:  (201) 794-4800
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                                N/A
      ----------------------------------------------------
 (Former name or former address , if changed since last report.)








Item 4.  Changes in Registrant's Certifying Accountants

              At a meeting held on August 4, 1997, the Board of Directors of the Company approved the engagement of Moore Stephens P.C. as its independent auditors for the fiscal year ending December 31, 1997 to replace Ernst & Young LLP, who were dismissed as auditors of the Company effective August 4, 1997. Proposals for performing the audit services were received from both firms, and the change was made for cost-saving reasons. The members of the Company's audit committee approved the change.
             The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
              In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1995 and 1996, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report.
               The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated August 11 , 1997, is filed as Exhibit 1 to this Form 8-K.

Item 5. Other Events
                On June 19, 1997, Cover-All Technologies Inc., a Delaware corporation (the "Company"), held its Annual Meeting of Stockholders (the "Annual Meeting") at the Stony Hill Inn in Hackensack, New Jersey. The holders of record of 14,043,628 shares of common stock, par value $ .01 per share ("Common Stock" ), of the Company were present in person or represented by proxy at the Annual Meeting, representing approximately 83% of the shares of Common Stock entitled to vote. The record date (the "Record Date" ) fixed by the Board of Directors of the Company (the "Board of Directors" ) was April 28, 1997.
                  Two proposals were voted on at the Annual Meeting. The first proposal was for the election of one of the five directors of the Board of Directors. The nominee was Brian Magowan, who was elected by approximately 95% of the total votes cast.
                   The second proposal voted on at the Annual Meeting was to approve the adoption by the Board of Directors of an amendment to the Company's 1995 Employee Stock Option Plan (the "Plan" ) to increase the aggregate number of shares of Common Stock reserved for grant under the Plan from 600,000 to 2,000,000 and expand the eligibility requirements to receive grants under the Plan to include non-employee directors and consultants of the Company. If approved, the Company will cease granting options under the KESO plan, under which 279,938 shares of its Common Stock were available for grant on the Record Date. This proposal was approved by holders of 8,664,565 shares of Common Stock outstanding on the Record Date, which represented 88% of the votes cast by proxy or in person at the meeting.
                At the Organizational Board Meeting immediately following the Annual Meeting, the Board of Directors made no change in the executive officers of the Company.


Item 7. Financial Statements and Exhibits.

         The following exhibits are filed as a part of this report.

         (c) Exhibits:


           99.1 Letter from Ernst & Young LLP, dated August 11, 1997

                         SIGNATURES


                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                     COVER-ALL TECHNOLOGIES INC.



                                                By:____________________________

                                                    Name: Brian Magowan

                                                    Title: Chairman and Chief
                                                           Executive Officer


Dated: August 11,
1997

                                 EXHIBIT INDEX

Exhibit                 Description
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99.1                    Letter from Ernst & Young LLP,  dated August 11, 1997